CS FIRST BOSTON                                Exhibit 20               Page 1

                             AUTOFINANCE GROUP, INC.

            MONTHLY SERVICING REPORT -- AFG Receivables Trust, 1996-B

                    October 1, 1996 through October 31, 1996

A. ORIGINAL DEAL PARAMETER INPUTS

(A) Original Total Portfolio                                                                  $50,010,404.63
(B) Class A Certificate Ownership Interest of the Trust                                                89.00%
(C) Original Class A Certificate Balance                                                      $44,509,260.12
(D) Class A Certificate Rate                                                                            6.60%
(E) Class B Certificate Ownership Interest of the Trust                                                 5.00%
(F) Original Class B Certificate Balance                                                       $2,500,520.23
(G) Class B Certificate Rate                                                                            7.05%
(H) Original Class C Certificate Balance                                                       $3,000,624.28
(I) Class C Certificate Rate                                                                            0.00%
(J) Servicing Fee Rate                                                                                  3.50%
(K) Original Weighted Average Coupon (WAC)                                                             19.92%
(L) Original Weighted Average Remaining Term (WAM)                                                     52.32 months
(M) Number of Contracts                                                                                4,144
(N) Spread Account ("SA")
    (i)   Specified SA Balance Percent                                                                  5.00%
    (ii)  Specified SA Balance                                                                 $2,500,520.23
    (iii) Floor Amount                                                                          1,000,208.09

B. INPUTS FROM PREVIOUS MONTHLY SERVICER REPORTS                                               Total Trust
                                                                                              --------------
(A) Total Portfolio Outstanding                                                               $42,053,786.50
(B) Total Portfolio Pool Factor                                                                    0.8409007
(C) Class A Certificate Balance                                                               $37,427,869.99
(D) Class A Principal Factor                                                                       0.8409007
(E) Class B Certificate Balance                                                                $2,102,689.33
(F) Class B Principal Factor                                                                       0.8409007
(G) Class C Certificate Balance                                                                $2,523,227.17
(H) Spread Account Balance                                                                      1,250,783.59
(I) Payahead Account Balance                                                                      143,611.65
(J) Cumulative Accrued Servicing Fee Balance                                                      688,639.30
(K) Cumulative Net Losses for All Prior Periods                                                 1,622,459.81
(L) Weighted Average Coupon of Remaining Portfolio (WAC)                                               19.88%
(M) Weighted Average Remaining Term of Remaining Portfolio (WAM)                                       47.64 months
(N) Number of Contracts                                                                                3,627

C. INPUTS FROM THE MAINFRAME

(A) Precomputed Contracts
    (i)   Principal Payments Received                                                            $903,512.93
    (ii)  Interest Payments Received                                                              670,665.01
    (iii) Repurchased Loan Principal                                                                    0.00
    (iv)  Repurchased Loan Interest                                                                     0.00
(B) Partial Prepayments - Amount Added to Payahead Account                                              0.00
(C) Amount Applied From Payahead Account                                                           58,348.30
(D) Weighted Average Coupon of Remaining Portfolio (WAC)                                               19.87%
(E) Weighted Average Remaining Maturity of Remaining Portfolio (WAM)                                   46.64 months
(F) Remaining Number of Contracts                                                                      3,519
(G) Delinquent Contracts
                                                                   Contracts                     Amount
                                                                   ------------  ----------------------------------------
    (i)   30-59 Days Delinquent                                           61         1.73%       $685,209.56       1.70%
    (ii)  60-89 Days Delinquent                                            0         0.00%              0.00       0.00%
    (iii) 90 Days or More Delinquent                                       0         0.00%              0.00       0.00%

D. INPUTS DERIVED FROM OTHER SOURCES

(A) N/A
(B) N/A
(C) N/A
(D) Aggregate Net Losses for Collection Period                                                   $455,421.51
(E) Liquidated Contracts
    (i)   Gross Principal Balance of Liquidated Receivables                                      $922,360.43
    (ii)  Net Liquidation Proceeds Received During the Collection Period                          407,397.78
    (iii) Recoveries on Previously Liquidated Contracts                                            59,541.14
(F) Number of Vehicles that have been Repossessed but not yet Charged-off                                 91


I hereby certify that this Servicing Report has been prepared in accordance with the Pooling and Servicing Agreement dated May 1, 1996, and is correct, to the best of my knowledge.

/s/ Thomas R. Blend                 Controller                    11/08/96
----------------------------------------------             ---------------------
Signature                           Title                  Date

CS FIRST BOSTON                                Exhibit 20             Page 2

                             AUTOFINANCE GROUP, INC.

            MONTHLY SERVICING REPORT -- AFG Receivables Trust, 1996-B

                    October 1, 1996 through October 31, 1996

I. COLLECTIONS

(A) Principal Payments Received (C(A)i)                                                             $903,512.93
(B) Interest Payments Received (C(A)ii)                                                              670,665.01
(C) Aggregate Net Liquidation Proceeds Received (D(E)ii+iii)                                         466,938.92
(D) Principal on Repurchased Contracts (C(A)iii)                                                           0.00
(E) Interest on Repurchased Contracts (C(A)iv)                                                             0.00
                                                                                                  -------------
(F) Total Collections (A+B+C+D+E)                                                                 $2,041,116.86

                                                                                                  -------------
(H) Total Available Amount (F+G)                                                                  $2,041,116.86

II. DISTRIBUTIONS

(A) Principal Payments Received (C(A)i)                                                             $903,512.93
(B) Principal on Repurchased Contracts (C(A)iii)                                                           0.00
(C) Gross Principal Balance of Liquidated Receivables (D(E)i)                                        922,360.43
                                                                                                  -------------
(D) Total Principal Reduction (A+B+C)                                                             $1,825,873.36

(E) Class A Distributable Amount
    (i)   Class A Monthly Interest Payment (A(D)*B(C))                                              $205,853.28
    (ii)  Monthly Principal to Class A (II(D)*A(B))                                                1,625,027.30
                                                                                                  -------------
    (iii) Total Distributable Amount (i+ii)                                                       $1,830,880.58

(F) Class B Distributable Amount
    (i)   Class B Monthly Interest Payment (A(G)*B(E))                                               $12,353.30
    (ii)  Monthly Principal to Class B (II(D)*A(E))                                                   91,293.67
                                                                                                   ------------
    (iii)  Total Distributable Amount (i+ii+iii)                                                    $103,646.97

(G) Class C Distributable Amount
    (i)   Class C Monthly Interest Payment (A(I)*B(G))                                                    $0.00
    (ii)  Monthly Principal to Class C (II(D)-(E)ii-(F)ii)                                           109,552.39
    (iii) Excess Collections (I(H)-(II(E)iii+(F)iii+(H)+I(v)))                                      (125,619.96)
                                                                                                   -------------
    (iv)  Total Distributable Amount (i+ii+iii)                                                     ($16,067.58)

(H) Servicing Fee Distributable Amount (A(J)*B(A)                                                   $122,656.88

(I) Required Distributions
    (i)   Servicing Fee Subordinated                                                                      $0.00
    (ii)  Class A Amount (II(E)iii)                                                                1,830,880.58
    (iii) Class B Amount (II(F)iii)                                                                  103,646.97
    (iv)  Deposit to Spread Account (If Positive (IV(G)-(A)))                                        106,589.30
    (v)   Amount Applied to Accrued Servicing Fee                                                          0.00
    (vi)  Class C Amount (VI(A))                                                                           0.00
    (vii) Excess Collections (VI(B))                                                                       0.00
                                                                                                  -------------
    (viii)   Total Amount Distributed (i+ii+iii+iv+v+vi))                                         $2,041,116.86

(J) Amount of Draw from SA (IV(B)+IV(C))                                                                  $0.00


III. PAYAHEAD ACCOUNT INFORMATION

(A) Beginning Period Balance (B(J))                                                                 $143,611.65
(B) Amounts Applied to Payahead Account (C(B))                                                             0.00
(C) Amounts Withdrawn from Payahead Account (C(C))                                                    58,348.30
(D) Ending Period Balance                                                                            $85,263.35

IV. POOL BALANCES AND PORTFOLIO INFORMATION
                                                                    Begin. of Period                End of Period
(A) Balances and Principal Factors                                  ----------------                -------------
    (i)    Total Pool Balance                                       $42,053,786.50                  $40,227,913.14
    (ii)   Total Pool Factor                                             0.8409007                       0.8043909
    (iii)  Receivables Balance                                       42,053,786.50                   40,227,913.14

    (v)    Class A Certificate Balance                              $37,427,869.99                  $35,802,842.69
    (vi)   Class A Principal Factor                                      0.8409007                       0.8043909
    (vii)  Class B Certificate Balance                               $2,102,689.33                   $2,011,395.66
    (viii) Class B Principal Factor                                      0.8409007                       0.8043909
    (ix)   Class C Certificate Balance                               $2,523,227.17                   $2,413,674.78

(B) Portfolio Information
    (i)   Weighted Average Coupon (WAC)                                      19.88%                          19.87%
    (ii)  Weighted Average Remaining Maturity (WAM)                          47.64 months                    46.64 months
    (iii) Remaining Number of Contracts                                      3,627                           3,519

CS FIRST BOSTON                                Exhibit 20            Page 3

                             AUTOFINANCE GROUP, INC.

            MONTHLY SERVICING REPORT -- AFG Receivables Trust, 1996-B

                    October 1, 1996 through October 31, 1996

V. RECONCILIATION OF SPREAD ACCOUNT ("SA")


(A) Beginning SA Balance (B(H))                                                                     $1,250,783.59

(B) Draw for Class A Distributable Amount and Servicing Fee                                                  0.00
        (If Positive ((II(E)iii+(H)i)-I(H)))
(C) Draw for Class B Distributable Amount                                                                    0.00
        (If Positive ((II(E)iii+(H)i+II(F)iii)-I(H)-IV(B)))
(D) Amount Available for Deposit to the SA                                                             106,589.30
        (If Positive (I(H)-II(E)iii-(G)i-II(F)iii))                                                 -------------
(E) SA Balance Prior to Release (IV(A-B-C+D))                                                       $1,357,372.89

(F) Spread Account Required Amount (Was Trigger or Floor Hit?)                                      $3,017,093.49

(G) Ending Spread Account Balance (Min(E,F))                                                        $1,357,372.89

(H) Release from SSA, amount applied to Accrued Servicing Fees                                               0.00

VI. BREAKDOWN OF RELEASE TO CLASS C CERTIFICATEHOLDER

(A) Class C Amount                                                                                          $0.00
(B) Release from SSA                                                                                         0.00
                                                                                                    -------------
(C)  Total Distribution to Class C Certificateholder                                                        $0.00

VII. NET LOSS AND DELINQUENCY ACCOUNT ACTIVITY

(A) Aggregate Net Losses for Collection Period (VII(B)i-ii-iii)                                       $455,421.51
(B) Liquidated Contracts
    (i)   Gross Principal Balance of Liquidated Receivables (D(E)i)                                   $922,360.43
    (ii)  Net Liquidation Proceeds Received During the Collection Period (D(E)ii)                      407,397.78
    (iii) Recoveries on Previously Liquidated Contracts (D(E)iii)                                       59,541.14
(C) Cumulative Net Losses for all Periods (VII(A)+B(K))                                              2,077,881.32

(D) Delinquent and Repossessed Contracts
                                                                              Contracts               Amount
                                                                              --------------------------------------------------
    (i)   30-59 Days Delinquent (C(G)i)                                            61      1.73%      $685,209.56         1.70%
    (ii)  60-89 Days Delinquent (C(G)ii)                                            0      0.00%             0.00         0.00%
    (iii) 90 Days or More Delinquent (C(G)iii)                                      0      0.00%             0.00         0.00%

   (iv) Vehicles that have been Repossessed but not yet Charged-off (D(E))         91      2.59%     1,024,043.90         2.55%

VIII. TESTS FOR INCREASE IN SPREAD ACCOUNT BALANCE


(A) Ratio of Net Losses to the Pool Balance as of each Collection Period.
    (i)   Second Preceding Collection Period                                                                13.00%
    (ii)  Preceding Collection Period                                                                       11.81%
    (iii) Current Collection Period                                                                         13.00%
    (iv)  Three Month Average (Avg(i,ii,iii))                                                               12.60%

(B)    Ratio of the Balance of Contracts Delinquent 60 Days or More and the
       Balance of Contracts Repossessed and not yet Charged-off to the
       Outstanding Pool Balance as of each Collection Period.
    (i)   Second Preceding Collection Period                                                                 1.90%
    (ii)  Preceding Collection Period                                                                        2.50%
    (iii) Current Collection Period                                                                          2.55%
    (iv)  Three Month Average (Avg(i,ii,iii))                                                                2.31%

(C) Loss and Delinquency Trigger Indicator                                                   Trigger Was Hit!!


(D) Unpaid Servicing Fee                                                                              $122,656.88

(E) Ending Cumulative Accrued Servicing Fee Balance                                                   $811,296.18

                                                Exhibit 20            Page 4

                          AFG Receivables Trust, 1996-B
                         6.60% Asset Backed Certificates
                     Statement to Class A Certificateholders
             (Pursuant to Section 14.10 of the Pooling and Servicing
                       Agreement dated as of May 1, 1996)


Distribution Date:                 November 15, 1996

Collection Period:                 October 1, 1996 through October 31, 1996

Period (Month)                              6

Distribution Allocable to Principal (per $1,000 of beginning principal balance)                           $           43.42

Distribution Allocable to Interest (per $1,000 of beginning principal balance)                            $            5.50

Pool Balance as of the close of business on the last day of the preceding
  collection period                                                                                       $   40,227,913.14

Total Available Amount                                                                                    $    2,041,116.86

Servicing Fees paid to the Servicer (per $1,000 of beginning principal balance)                           $            0.00

Class A Certificateholder's Class A Percentage of the Servicing Fee paid (per $1,000
  of beginning principal balance)                                                                         $            0.00

Unpaid Servicing Fee                                                                                      $      122,656.88

Ending Cumulative Accrued Servicing Fee Balance                                                           $      811,296.18

Class A Certificateholder's Class A Percentage of the Unpaid Servicing Fee (per
  $1,000 of beginning principal balance)                                                                  $            2.92

Class A Principal Carryover Shortfall                                                                     $            0.00

Change in Class A Principal Carryover Shortfall from the preceding Distribution Date                      $            0.00

Class A Interest Carryover Shortfall                                                                      $            0.00

Change in Class A Interest Carryover Shortfall from the preceding Distribution Date                       $            0.00

Class A Certificate Factor as of the Distribution Date                                                            0.8043909

Class A Certificate Balance as of the Distribution Date                                                   $   35,802,842.69

Class B Certificate Factor as of the Distribution Date                                                            0.8043909

Class B Certificate Balance as of the Distribution Date                                                   $    2,011,395.66

Class C Certificate Balance as of the Distribution Date                                                   $    2,413,674.78

The amount otherwise distributable to the Class B Certificateholders or the
  Class C Certificateholders that is distributed to Class A Certificateholders
  or the Class B Certificateholders on the Distribution Date                                              $            0.00

Balance of the Spread Account on the Distribution Date                                                    $    1,357,372.89

Change in the balance of the Spread Account from the preceding Distribution
  Date                                                                                                    $      106,589.30

Balance of the Payahead Account                                                                           $       85,263.35

Change in the balance of the Payahead Account from the preceding Distribution
  Date                                                                                                    $      (58,348.30)

The Number of contracts past due 30-59, 60-89, and over 90 days and contracts in repossession                           152

The Aggregate Principal Outstanding of contracts past due 30-59, 60-89 and over 90 days or
  in repossession                                                                                         $    1,709,253.46

                                                Exhibit 20             Page 5

                            AFG 1996-B Grantor Trust
                         7.05% Asset Backed Certificates
                     Statement to Class B Certificateholders
             (Pursuant to Section 14.10 of the Pooling and Servicing
                       Agreement dated as of May 1, 1996)


Distribution Date:                November 15, 1996

Collection Period:                October 1, 1996 through October 31, 1996



Distribution Allocable to Principal (per $1,000 of beginning principal balance)                           $             43.42

Distribution Allocable to Interest (per $1,000 of beginning principal balance)                            $              5.88

Pool Balance as of the close of business on the last day of the preceding
  collection period                                                                                       $     40,227,913.14

Total Available Amount                                                                                    $      2,041,116.86

Servicing Fees paid to the Servicer (per $1,000 of beginning principal balance)                           $              0.00

Class B Certificateholder's Class B Percentage of the Servicing Fee paid (per $1,000
  of beginning principal balance)                                                                         $              0.00

Unpaid Servicing Fee                                                                                      $        122,656.88

Ending Cumulative Accrued Servicing Fee Balance                                                           $        811,296.18

Class B Certificateholder's Class B Percentage of the Unpaid Servicing Fee (per
  $1,000 of beginning principal balance)                                                                  $              2.92

Class B Principal Carryover Shortfall                                                                     $              0.00

Change in Class B Principal Carryover Shortfall from the preceding Distribution Date                      $              0.00

Class B Interest Carryover Shortfall                                                                      $              0.00

Change in Class B Interest Carryover Shortfall from the preceding Distribution Date                       $              0.00

Class A Certificate Factor as of the Distribution Date                                                              0.8043909

Class A Certificate Balance as of the Distribution Date                                                   $     35,802,842.69

Class B Certificate Factor as of the Distribution Date                                                              0.8043909

Class B Certificate Balance as of the Distribution Date                                                   $      2,011,395.66

Class C Certificate Balance as of the Distribution Date                                                   $      2,413,674.78

The amount otherwise distributable to the Class B Certificateholders or the
  Class C Certificateholders that is distributed to Class A Certificateholders
  or the Class B Certificateholders on the Distribution Date                                              $              0.00

Balance of the Spread Account on the Distribution Date                                                    $      1,357,372.89

Change in the balance of the Spread Account from the preceding Distribution
  Date                                                                                                    $        106,589.30

Balance of the Payahead Account                                                                           $         85,263.35

Change in the balance of the Payahead Account from the preceding Distribution
  Date                                                                                                    $        (58,348.30)

The Number of contracts past due 30-59, 60-89, and over 90 days and contracts in repossession                             152

The Aggregate Principal Outstanding of contracts past due 30-59, 60-89 and over 90 days or
  in repossession                                                                                         $      1,709,253.46